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                                 EXHIBIT 5.2


                             OFFICERS CERTIFICATE
                              OF SLH CORPORATION

     Each of the undersigned hereby (a) certifies that, as of the date hereof, he holds the offices listed below by his signature and is familiar with the matters referred to herein, and (b) further certifies, on behalf of SLH Corporation, a Kansas corporation (the Company), as follows:

     1. The representations and warranties of the Company set forth in
        Article III of the Agreement and Plan of Merger, dated as of March 30, 1998, by and between the Company and Syntroleum Corporation filed as
        Exhibit 2.2 to the Form S-4 Registration Statement filed by the Company on April 16, 1998 (File No. 333-50253), as amended (the "S-4"), are true and correct as of the date hereof.

     2. Exhibit 3.1 to the S-4 are true, correct and complete copies of the Articles of Incorporation of the Company and all amendments thereto, which copies are true, correct and complete and in effect as of the date hereof.

     3. Exhibit 3.2 to the S-4 are true, correct and complete copies of the Bylaws of the Company and all amendments thereto, which copies are true, correct and complete and in effect as of the date hereof.

     4. Exhibit 4.1, 4.2 and 4.3 to the S-4 are true, correct and complete copies of the Rights Agreement of the Company and all amendments thereto and the Certificate of Designations of the Company and all amendments thereto, which copies are true, correct and complete and in effect as of the date hereof.

     IN WITNESS WHEREOF, the undersigned have executed this certificate and affixed the corporations seal hereto on this 5th day of June, 1998.


                                       /s/ James R. Seward
                                       ----------------------------------------
                                       James R. Seward, President and Chief
                                       Executive Officer of SLH Corporation


                                       /s/ Steven K. Fitzwater
                                       ----------------------------------------
                                       Steven K. Fitzwater, Vice President,
                                       Chief Accounting and Financial Officer,
                                       Treasurer and Secretary of SLH
                                       Corporation